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                                 EXHIBIT 10.12



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                         [LETTERHEAD OF CYTOMEDIX, INC.]

                                December 26, 2000


Mr. Steve Kriegsman
The Kriegsman Group
11726 San Vincante Boulevard
Los Angeles, California

Dear Steve:

I know you have spoken today with Howard Appel relative to execution of a lock-up with a form of agreement as attached hereto. As you know, this agreement is a condition precedent to completion of the financing in which we are presently engaged.

In consideration of your execution of this agreement, and provided that the financing closes, Cytomedix agrees to include your warrants, and common shares that may issue upon exercise thereof, in our next registration statement that is filed with the SEC. Per the terms of our agreement with the lenders, that statement will be filed within 45 days from the closing of the transaction. Specifically, that registration will include:

|X| Warrant for 600,000 shares at $4 per share earned from your arrangement with Autologous Wound Therapy.

|X| Warrants for 26,500 shares at $10 per share earned in connection with a private placement completed in March of this year.

|X| All additional warrants that will be earned and issued in connection with the present financing, the terms of which will become final based on the closing.

Steve, I believe this covers any and all warrants that you have earned, absent any additional warrants that may be issued with respect to future rounds of financing. We appreciate your help and assistance in this matter, especially the introduction to Bristol Capital.

If you are agreeable to these terms, please sign below where indicated and on the form of agreement attached hereto. Please FAX one copy of each to Cytomedix at (847) 405-7801 and one to Mr. Bruce Shih at Latham & Watkins, Los Angeles at
(213) 891-8763. Also, please send a signed original to Bruce at 633 West Fifth Street, Suite 4000, Los Angeles 90071.

Kind regards,

/s/ James A. Cour

James A. Cour

Accepted & Agreed for the Kriegsman Group:


/s/ Steve Kriegsman - 12-26-2000
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